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                                                                     EXHIBIT 8.1

                 [KRAMER, LEVIN, NAFTALIS & FRANKEL LETTERHEAD]







                               September 18, 1996

Twin Laboratories Inc.
2120 Smithtown Avenue
Ronkonkoma, New York 11779

          Re:  Twin Laboratories Inc.
            Registration Statement on Form S-4
            (File No. 333-6781)

Ladies and Gentlemen:

         We have acted as counsel to Twin Laboratories Inc., a Utah corporation (the "Company"), Twinlab Corporation, a Delaware corporation ("TLC"), and Advanced Research Press, Inc., a New York Corporation ("ARP", and together with TLC, the "Guarantors"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by the Company (the "Exchange Offer") to exchange $100,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2006 ("New Notes") for a like amount of its outstanding 10 1/4% Senior Subordinated Notes due 2006. The New Notes will be guaranteed on a full and unconditional senior subordinated basis by the Guarantors and certain future subsidiaries of the Company. The New Notes will be issued pursuant to an Indenture, dated May 7, 1996, among the Company, the Guarantors, and Fleet National Bank as Trustee, Registrar, Paying Agent and Securities Agent.
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KRAMER, LEVIN, NAFTALIS & FRANKEL

Twin Laboratories Inc.
September 18, 1996
Page 2



         We have examined the originals, photocopies, or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. As to various questions of fact material to our opinion, we have relied upon representations, statements, or certificates of officers and representatives of the Company and others.

         Based upon the foregoing and subject to the qualifications set forth below, we hereby confirm our opinion contained in the tax discussion under the caption "Certain Federal Income Tax Consequences" in the Prospectus setting forth the material anticipated federal income tax consequences expected to result to holders from the acquisition, ownership, and disposition of the New Notes.
         Our opinion, which is not binding on the Internal Revenue Service, is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of the holders of the New Notes. As noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically discussed under the caption "Certain Federal Income Tax Consequences" in the Prospectus, and we have not been asked to address, nor have we addressed, any other tax consequences relating to the Exchange Offer or the New Notes.


         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.
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KRAMER, LEVIN, NAFTALIS & FRANKEL

Twin Laboratories Inc.
September 18, 1996
Page 3




                                             Very truly yours,



                                         /s/ Kramer, Levin, Naftalis & Frankel
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